Exhibit 99.1

Actelis Networks Reports First Quarter 2026 Financial Results With 33% Year-Over-Year Revenue Growth

Revenue growth driven by increased deliveries and wins across ITS and carrier markets; Negative foreign exchange rate impacts gross margin and operating expenses

SUNNYVALE, Calif., May 14, 2026 -- Actelis Networks, Inc. (OTCQB: ASNS) (“Actelis” or the “Company”), a market leader in cyber-hardened, rapid-deployment networking solutions for IoT and broadband applications, today reported financial results for the first quarter ended March 31, 2026.

“Q1-2026 shows continued execution on our priorities, including conversion of initial wins into repeat business in U.S. federal and ITS markets,” said Tuvia Barlev, Chairman and CEO of Actelis. “Revenues grew 33% year-over-year, driven by deliveries to Cities and Telecom customers, primarily in the U.S. and Asia. The use of AI and outsourcing continues to support reducing costs, and following our transition off Nasdaq in April, we operate business as usual while pursuing available options to relist on Nasdaq.”

Business and Financial Highlights

●	Revenue Growth of 33% Year-Over-Year: Revenues for Q1- 2026 were $958 thousand, an increase of 33% from $721 thousand in the first quarter of 2025, driven primarily by growth of 25% in North America with telecom and ITS delivery growth, 27% in EMEA where we grew service and software for better cyber readiness by our customers, and growth in the Asia-Pacific region.

●	U.S. Federal progress: Following the mid-2025 hire of new U.S. leadership positions with stronger federal focus, the Company continues to see demand from federal customers with the completion of the $500,000 delivery to the FAA late 2025 and continued pipeline development. In April, the Company announced a successful pilot with the U.S. Air Force with cost savings of more than 85% versus alternatives.

●	Continued Strength in Intelligent Transportation Systems (ITS): Continued growth across U.S. and international ITS markets including new deployments in San Mateo County, City of Cincinnati ITS modernization, City of Chino, California, and a follow-on order from a major railway for trackside networking. The Company also received approximately $200,000 in orders from a U.S. carrier for legacy T1-to-fiber modernization first announced in December 2025, alongside a $150,000 expansion order from a major European natural gas transmission operator and a new governmental order in Japan.

●	Fiber convergence and cyber security software upgrades in Telecom: The company delivered ~$200,000 in equipment accelerating Legacy T1 Modernization Deployment with its hybrid fiber solution for a US major carrier, while increasing its European revenues through software and services in support of elevated cyber security.

●	Cost Discipline and Reorganization: During the first quarter, the Company completed the relocation of its Israeli operations to a lower-cost facility, after closing the Company’s Fremont, California office in Q4, outsourcing its U.S. logistics and labs. Operating expenses of $2.1 million were broadly flat compared with $2.06 million in the prior-year and down when excluding the $125,000 unfavorable due to stronger the Israeli shekel. The benefits of these cost reduction measures are expected to become more visible later in 2026 despite potential continuation of foreign exchange rate impact.

●	Transition to OTCQB Venture Market: As previously disclosed, the company’s stock trading was suspended on Nasdaq April 10, 2026. Its common stock is now on OTCQB Venture Market. The Company continues to operate its business as usual and is evaluating available options to restore its Nasdaq listing. A reverse stock split was approved by shareholders April 13, 2026.

●	Binding Term Sheet with Exaware: On March 24, 2026, the Company announced a binding term sheet to acquire 100% of Israel-based Exaware Routing Ltd., a provider of high-throughput routing, switching, and open networking platforms, in an all-stock transaction. The aims at Actelis' entry into the AI-driven data center networking market. The parties remain engaged in ongoing discussions to advance the acquisition.

●	Strengthened Capital Position: The Company strengthened its balance sheet during the quarter through $6.9 million in net proceeds raised under its at-the-market (ATM) facility accompanied by some share repurchases. The Company’s capital position, together with its equity line of credit and the proposed Exaware deal, provide support as it examines relisting on Nasdaq.

Yoav Efron, Deputy CEO and Chief Financial Officer of Actelis, remarked: Our 33% growth reflects traction in priority markets—U.S. federal, telecom, and ITS—after a challenging 2025. Cost discipline strengthens our operating leverage despite FX pressure that may continue. We plan product pricing increases to offset cost increases and ended the quarter with a stronger balance sheet.

Fiscal First Quarter 2026 Financial Results:

Revenues for the three months ended March 31, 2026, amounted to $958 thousand, compared with $721 thousand for the three months ended March 31, 2025. The increase was primarily attributable to expansion of the Company’s sales footprint, including delivery of large U.S. and Asia Pacific orders to carriers, federal and ITS customers, with revenue increases of 25% in North America, 27% in Europe, the Middle East and Africa, and substantially in the Asia-Pacific region.

Cost of Revenues for the three months ended March 31, 2026, amounted to $723 thousand, compared with $470 thousand for the three months ended March 31, 2025. The increase was primarily attributable to higher direct costs driven by delivery of an unusually low margin deal in the US of approximately $200,000 that is not representative of our normal profitability, and indirect costs increase associated with foreign exchange rate, inventory and warranty related costs. The increase in direct costs was offset by higher revenue.

Gross Profit for the three months ended March 31, 2026, amounted to $235 thousand, or 25% of revenue, compared with $251 thousand, or 35% of revenue, for the three months ended March 31, 2025. The decline in gross margin was primarily attributable to the delivery of an unusually low margin deal in the US in the quarter and the higher indirect cost component noted above. The drop in gross margin is expected to correct itself once volume increases coupled with a better software-to-hardware mix, delivery of profitable sales that are more in-line with our standard and as we continue to reduce our inventories, which we have seen recently.

Research and Development Expenses for the three months ended March 31, 2026, amounted to $689 thousand, compared with $681 thousand for the three months ended March 31, 2025. Underlying cost reduction measures were largely offset by approximately $66 thousand of unfavorable foreign exchange impact reflecting the strengthening of the Israeli shekel against the U.S. dollar.

Sales and Marketing Expenses for the three months ended March 31, 2026, amounted to $675 thousand, compared with $666 thousand for the three months ended March 31, 2025. The slight increase reflected higher sales commissions in line with the revenue increase and approximately $30 thousand of unfavorable foreign exchange impact, partially offset by cost reduction measures.

General and Administrative Expenses for the three months ended March 31, 2026, amounted to $734 thousand, compared with $716 thousand for the three months ended March 31, 2025. Underlying cost reduction measures were largely offset by approximately $29 thousand of unfavorable foreign exchange impact.

Operating Loss for the three months ended March 31, 2026, was $1.86 million, compared with an operating loss of $1.81 million for the three months ended March 31, 2025. The increase reflected the higher cost of goods and the foreign exchange impact, partially offset by the revenue increase and cost reduction measures.

Financial Expenses, Net for the three months ended March 31, 2026, were $593 thousand, compared with $48 thousand for the three months ended March 31, 2025. The increase was primarily attributable to a $625 thousand non-cash expense related to the increase in the Commitment Fee under the Common Stock Purchase Agreement associated with the Company’s equity line of credit, payable in common share issuance, together with foreign exchange differences, which was partially offset by income of $124 thousand resulting from changes in the fair value of pre-funded warrants classified as a liability. Interest expense decreased to $14 thousand from $34 thousand.

Net Loss for the three months ended March 31, 2026, was $2.46 million, or $(0.16) per basic and diluted share, compared with a net loss of $1.86 million, or $(2.18) per basic and diluted share on a retroactively adjusted basis for the November 2025 reverse stock split, for the three months ended March 31, 2025.

Adjusted EBITDA loss, a non-GAAP measure of operating performance (reconciled below to net loss), for the three months ended March 31, 2026, was $1.79 million, compared with $1.70 million for the three months ended March 31, 2025.

Cash and Liquidity: As of March 31, 2026, the Company had cash and cash equivalents (including restricted cash) of approximately $7.5 million, compared with approximately $4.4 million as of December 31, 2025. The increase primarily reflected net proceeds of approximately $6.9 million from sales under the Company’s ATM program, partially offset by approximately $1.0 million used for share repurchases and approximately $1.9 million used in operating activities.

About Actelis Networks, Inc.

Actelis Networks, Inc. (OTCQB: ASNS) is a market leader in hybrid fiber, cyber-hardened networking solutions for rapid deployment in wide-area IoT applications, including government, ITS, military, utility, rail, telecom, and campus networks. Actelis’ innovative portfolio offers fiber-grade performance with the flexibility and cost-efficiency of hybrid fiber-copper networks. Through its “Cyber Aware Networking” initiative, Actelis also provides AI-based cyber monitoring and protection for all edge devices, enhancing network security and resilience. For more information, please visit www.actelis.com.

Use of Non-GAAP Financial Information

Non-GAAP Adjusted EBITDA and backlog of open orders are non-GAAP financial measures. In addition to reporting financial results in accordance with GAAP, we provide non-GAAP operating results adjusted for certain items, including: financial expenses, which include interest, financial instrument fair value adjustments and exchange rate differences of assets and liabilities; stock-based compensation expenses; depreciation and amortization expense; tax expense; and the impact of development expenses ahead of product launch. We adjust for the items listed above and present non-GAAP financial measures for all periods presented unless the impact is clearly immaterial to our financial statements.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements. Forward-looking statements include, among other things, statements regarding the Company’s strategic plans and pipeline; expectations regarding the proposed acquisition of Exaware Routing Ltd., including the parties’ ability to execute definitive documentation, satisfy customary closing conditions, and obtain required board, shareholder and regulatory approvals; the Company’s plans and ability to restore its listing on The Nasdaq Capital Market, including through a potential reverse stock split; the impact of the Company’s transition to the OTCQB Venture Market on liquidity and trading of the common stock; the Company’s ability to continue as a going concern; the Company’s ability to access additional financing under its at-the-market facility, equity line of credit, or other sources; the impact of foreign currency exchange rate movements on operating expenses; and the impact of the political and security situation in Israel and the wider region. Forward-looking statements are not historical facts and are based upon management’s current expectations, beliefs and projections, many of which, by their nature, are inherently uncertain. Actual results may differ materially from what is expressed in or indicated by the forward-looking statements. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed on March 18, 2026, and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. Forward-looking statements speak only as of the date the statements are made. The Company assumes no obligation to update forward-looking statements except to the extent required by applicable securities laws.

Contact

Arx Investor Relations
North American Equities Desk
actelis@arxhq.com

ACTELIS NETWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(U. S. dollars in thousands, except for share amount)

	March 31, 2026	December 31, 2025
Assets
CURRENT ASSETS:
Cash and cash equivalents	7,546	4,057
Restricted cash and bank deposits	77	381
Trade receivables, net of allowance for credit losses of $166 as of March 31, 2026, and $ 168 as of December 31, 2025	930	1,058
Inventories	2,292	2,461
Prepaid expenses and other current assets	605	634
TOTAL CURRENT ASSETS	11,450	8,591

NON-CURRENT ASSETS:
Property and equipment, net	71	26
Prepaid expenses and other	467	459
Restricted bank deposits	30	30
Funds in respect of employee rights upon retirement	239	264
Operating lease right-of-use assets	489	69
Long-term deposits	86	91
TOTAL NON-CURRENT ASSETS	1,382	939

TOTAL ASSETS	12,832	9,530

	March 31, 2026	December 31, 2025
Liabilities and shareholders’ equity
CURRENT LIABILITIES:
Credit line	52	479
Short-term loan	-	350
Trade payables	487	817
Deferred revenues	186	223
Employee and employee-related obligations	661	624
Accrued royalties	650	612
Current maturities of operating lease liabilities	279	14
Other current liabilities	298	373
TOTAL CURRENT LIABILITIES	2,613	3,492

NON-CURRENT LIABILITIES:
Long-term loan	150	150
Deferred revenues	16	20
Operating lease liabilities	206	23
Liability for employee rights upon retirement	266	292
Liability for commitment fee under ELOC agreement	625	-
Pre-funded Warrants Liability	626	750
Other long-term liabilities	15	6
TOTAL NON-CURRENT LIABILITIES	1,904	1,241
TOTAL LIABILITIES	4,517	4,733

COMMITMENTS AND CONTINGENCIES (Note 5)

SHAREHOLDERS’ EQUITY:
Common stock, $0.0001 par value: 30,000,000 shares authorized: 24,049,985 and 8,058,392 shares issued and outstanding as of March 31, 2026, and December 31, 2025, respectively.	1	1
Non-voting common stock, $0.0001 par value: 2,803,774 shares authorized as of March 31, 2026, and December 31, 2025, None issued and outstanding as of March 31, 2026, and December 31, 2025.		-
Additional paid-in capital	63,093	57,119
Accumulated deficit	(54,779)	(52,323)
TOTAL SHAREHOLDERS’ EQUITY	8,315	4,797

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	12,832	9,530

ACTELIS NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(UNAUDITED)

(U. S. dollars in thousands, except for share and per share amounts)

	Three months ended March 31,
	2026	2025

REVENUES	958	721
COST OF REVENUES	723	470
GROSS PROFIT	235	251

OPERATING EXPENSES:
Research and development expenses	689	681
Sales and marketing expenses	675	666
General and administrative expenses	734	716
TOTAL OPERATING EXPENSES	2,098	2,063

OPERATING LOSS	(1,863)	(1,812)
Interest expense	(14)	(34)
Other Financial expense, net	(579)	(14)
NET COMPREHENSIVE LOSS FOR THE PERIOD	(2,456)	(1,860)

Net loss per share attributable to common shareholders – basic and diluted	$(0.16)	$(2.18)
Weighted average number of common stocks used in computing net loss per share – basic and diluted	15,579,527	852,011

ACTELIS NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)
(U. S. dollars in thousands)

	Three months ended March 31,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss for the period	(2,456)	(1,860)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	2	6
Inventories write-downs	38	5
Financial expenses	6	15
Share-based compensation	70	79
Liability for commitment fee under ELOC agreement	625	-
Change in fair value of pre-funded warrant liability	(124)	-
Changes in operating assets and liabilities:
Trade receivables, net	128	382
Net change in operating lease assets and liabilities	29	(22)
Inventories	130	(76)
Prepaid expenses and other current assets	21	(94)
Trade payables	(331)	(128)
Deferred revenues	(41)	11
Other current liabilities	(8)	(488)
Other long-term liabilities	9	(4)
Net cash used in operating activities	(1,902)	(2,174)
CASH FLOWS FROM INVESTING ACTIVITIES:
Short-term deposits	(1)	1
Long-term deposit	5	-
Purchase of property and equipment	(45)	-
Net cash provided by (used in) investing activities	(41)	1
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance common stock – ATM	7,311	1,750
Offering cost from issuance of common stock – ATM	(368)	(170)
Credit lines with bank, net	(427)	(324)
Proceeds from short-term loans	-	75
Repurchase of common stock for retirement	(1,039)	-
Repayment of short-term loan	(350)	-
Net cash provided by financing activities	5,127	1,331
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS	-	(1)

INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS	3,184	(843)
BALANCE OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS AT BEGINNING OF THE PERIOD	4,362	2,267
BALANCE OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS AT END OF THE PERIOD	7,546	1,424

Non-GAAP Financial Measures

(U.S. dollars in thousands)	Three months Ended March 31, 2026	Three months Ended March 31, 2025
Revenues	$958	$721
GAAP net loss	(2,456)	(1,860)
Interest Expense	$14	$34
Other financial expenses, net	579	14
Tax Expense	-	32
Fixed asset depreciation expense	2	6
Stock-based compensation	70	79
Non-GAAP Adjusted EBITDA	(1,791)	$(1,695)
GAAP net loss margin	(256.37)%	(257.97)%
Adjusted EBITDA margin	(186.95)%	(235.09)%